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                                 EXHIBIT 10.2





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                     AMENDMENT TO STOCK PURCHASE AGREEMENT


THIS AMENDMENT TO STOCK PURCHASE AGREEMENT ("AMENDMENT") is dated as of December 8, 1995, by and among by and among Able Telcom Holding Corporation, a Florida corporation ("Able"), H.C. Investments, Inc. a wholly-owned subsidiary of Able ("Purchaser"), and H. C. Connell and Lois A. Connell, individuals residing at 6780 C.R. 466A, Wildwood, Florida (hereinafter individually referred to as a "Seller" and collectively referred to as "Sellers").

                                    RECITALS

         A. The parties have entered into that certain Stock Purchase Agreement dated as of October 31, 1995, providing for the purchase by Purchaser of all of the outstanding capital stock of Seller. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Purchase Agreement.

         B. The parties wish to amend certain terms and agreements contained in the Purchase Agreement and to include additional provisions which relate to the transactions contemplated by the Purchase Agreement.

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:


         1. Purchase Price. Section 2(b), with respect to the Purchase Price, is hereby amended to read as follows:

                 (b) Purchase Price. The aggregate purchase price of $2,215,074 (the "Purchase Price") for the Shares, subject to the adjustments provided herein, shall consist of:

                 (i) $500,000, by wire transfer at the Closing to an account designated by Sellers in writing at least five days prior to the Closing ("Closing Payment");

                 (ii) $1,465,074, by the issuance to Sellers of a promissory note executed by Purchaser, in said principal amount, payable on June 8, 1996, and bearing interest at the rate of 6.0% per annum, in the form attached hereto as Exhibit 1(a) (the "Term Note");

                 (iii) $250,000, by the issuance to Sellers of a promissory note executed by Purchaser, in said principal amount, payable on December 8, 1996, and bearing interest at the rate of 1.0% in excess of the prime rate of interest





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                          set forth, from time to time, in the "Money
                          Rates" section of the Wall Street Journal, in the form attached hereto as Exhibit 1(b) (the "Indemnity Note"). Although the Indemnity Note may not be prepaid, the Purchaser shall have the option, at any time, to substitute a cash escrow account for the Indemnity Note pursuant to the terms of Section 2(b)(ii) of the Stock Purchase Agreement.

                 (iv) The Term Note and the Indemnity Note will be secured by a collateral pledge of all shares of capital stock of the Company held by Purchaser pursuant to the Pledge and Security Agreement in the form attached hereto as Exhibit 1(c) (the "Pledge and Security Agreement"), which shares of capital stock will be held in escrow by Richard C. Jans, P.A. pursuant to an Escrow Agreement among Purchaser, the Sellers and the Escrow Agent, in the form attached hereto as
                          Exhibit 1(d) (the "Escrow Agreement"). Purchaser shall have the option, at any time, to provide substitute collateral to Sellers and obtain the release of the shares from the Escrow Agent; provided, however, that such substitute collateral shall be reasonably acceptable to Sellers.

         2.      Closing Transactions.

                 (a) Section 2(c)(ii) with respect to closing deliveries by Purchaser is amended to read as follows:

                          (A) the Closing Payment, Term Note and Indemnity Note as required under Paragraph 2(b) above;

                          (B) the certificates, agreements, opinion and other instruments required to be delivered by Purchaser hereunder;

                          (C)     the Pledge and Security Agreement,
                                  accompanied by stock powers duly executed in blank, covering all shares of capital stock of Seller held by Purchaser; and

                          (D) all of Purchaser's schedules and exhibits listed herein.

                 (b) Section 2(c)(iv) with respect to the delivery of the Escrow Agreement is hereby amended to read as follows:

                 (iv) Purchaser, Sellers and the Escrow Agent shall enter into the Escrow Agreement and Purchaser shall deliver to the Escrow Agent the stock and stock powers required under Paragraph 2(b)(iv) above.





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         3.      Post-Closing Purchase Price Adjustment.

                 (a) Section 3(a) with respect to the Closing Net Book Value is hereby amended as follows:

                 (i) The definition of Closing Financial Statements is hereby amended to mean audited financial statements for the Company as of November 30, 1995, and the definition of Closing Net Book Value is hereby amended to mean the net book value of the Company as of November 30, 1995.

                 (b) Section 3(c)(ii) with respect to Purchase Price Adjustments is hereby amended to read as follows:

                 (ii) Within five days after the determination of the Purchase Price adjustments, if any, required by Paragraph 3(c)(i), the Purchase Price shall be adjusted as follows:

                                  (A)      If there is a Purchase Price
                                           Increase, the Term Note shall be
                                           increased in an amount equal to the
                                           Purchase Price Increase;

                                  (B)      If there is a Purchase Price
                                           Decrease, the Term Note shall be
                                           decreased in an amount equal to the
                                           Purchase Price Decrease.  If the
                                           Purchase Price Decrease exceeds the
                                           amount of the Term Note, then
                                           Sellers shall immediately pay to
                                           Purchaser the excess of the Purchase
                                           Price Decrease over the amount of
                                           the Term Note.

                 (c) Section 3(c)(iii) with respect to Purchase Price Adjustments is hereby renumbered as Section 3(c)(iv) and a new Section 3(c)(iii) is hereby created to read as follows:

                 (iii) In the event that, prior to the Closing Financial Statements and the Closing Net Book Value becoming final, binding and conclusive as set forth above, Sellers are able to arrange a release (the "Release") of the Company from any and all liabilities to the Employer's Self Insurers Fund ("Fund"), the Purchase Price shall be adjusted increasing the Purchase Price in the amount of $235,000. To reflect that increase, the Indemnity Note will also be increased by $235,000.

                 (iv) In the event that the Sellers are unable to arrange a Release, on November 30, 1998, the Purchase Price shall be adjusted by the difference between $235,000 and the total amount of worker's compensation claims, with an occurrence date prior to December 1, 1995, actually paid by the Company during the period from November 30, 1995 through November 30, 1998





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         as shown on the reports prepared by the worker's compensation administrator of the Employer's Self Insurers Fund (the "Final Claims Liability"). If the Final Claims Liability is greater than $235,000, within five days after the determination of the Final Claims Liability the Sellers' shall pay to Purchaser, in cash, the amount of that difference. If the Final Claims Liability is less than $235,000, within five days after the determination of the Final Claims Liability the Purchaser shall pay to Sellers', in cash, the amount of the difference.

         4.      Representations, Warranties and Covenants of Sellers.
Section 6(c) with respect to the legal authority of Sellers is hereby amended as follows:

                 (c) Legal Authority, Binding Effect. Sellers and the Company have, and will on the Closing Date have, full legal right, power and authority to execute, deliver and perform this Agreement, the Escrow Agreement, the Lease Agreement, the Noncompetition Agreement and the Consulting Agreement, and all other writings, spousal and other waivers and consents relating hereto (collectively the "Closing Documents") to be signed by the Sellers and/or the Company, and to consummate the transactions contemplated hereunder and thereunder, including selling and transferring the Shares to Purchaser. This Agreement does, and when executed by the Sellers and/or the Company, the other Closing Documents shall, constitute legal, valid and binding obligations of the Sellers and the Company and such other respective parties, enforceable in accordance with their respective terms.

         5. Escrow. Section 8 with respect to the Escrow Funds is hereby amended as follows:

                          Contemporaneously with the Closing hereunder and
                 pursuant to Paragraph 2(b)(iv) hereof, Purchaser shall cause to be deposited into escrow with the Escrow Agent all shares of capital stock of the Company held by Purchaser. The Escrow Agent shall serve as trustee over such shares in accordance with the Escrow Agreement (the "Escrow Agreement"). The Escrow Agent shall be authorized to release the shares only pursuant to and in accordance with the Escrow Agreement and the term hereof.

         6.      Guaranty of Receivables.

                 (a) Section 11(c)(i) with respect to the Seller's guaranty of receivables is hereby amended as follows:

                 (i) For purposes of this Paragraph, the "Guaranteed Receivables" means all accounts, notes and other receivables of the Company recorded on the





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         balance sheet contained in the Financial Statements (before any reserves therefor reflected on such balance sheet and without giving effect to any write-off of such receivables after August 31, 1995) and the gross amount (before any reserves therefor and write-offs) of all accounts, notes and other receivables of the Company acquired or arising after August 31, 1995 and through November 30, 1995 (whether or not written off by the Company prior to November 30, 1995), but excluding all receivables from officers of the Company, which shall be paid in full at the Closing.

                 (b) Section 11(c)(iii) with respect to the Seller's guaranty of receivables is hereby amended as follows:

                 (iii) Purchaser shall have the right to assign to Sellers, without recourse, any Guaranteed Receivables which remain unpaid as of March 30, 1996, such assignment to be made at any time thereafter and Sellers jointly and severally shall pay to Purchaser in cash the face amount of such assigned Guaranteed Receivables within 10 days of a written notice to Sellers specifying the accounts and amounts involved. At Purchaser's option in lieu of cash payment by Sellers as provided for in the preceding sentence, Purchaser may offset the amount of such uncollectible Guaranteed Receivables against the Term Note.

         (c)      Section 11(c)(iv) is hereby deleted in its entirety.

         7.      Bank Loans.      Section 4(n) is hereby deleted in its
entirety.

         8.      Tax Matters.

                 (a) Section 12(e)(iii) with respect to tax matters is hereby amended as follows:

                  (iii) If in any dispute with a taxing authority relating to the Company, the taxing authority is clearly willing to settle such dispute and so indicates unequivocally in writing on a basis acceptable to Sellers, but unacceptable to Purchaser, then Sellers may elect to pay Purchaser the cost of such settlement, including taxes that are the responsibility of Sellers hereunder based on such settlement and, thereafter, Sellers shall be relieved of further cost of such proceedings, including any taxes, attorneys' and accountants' fees or other costs of proceeding with the dispute nor shall they be entitled to any reduction in taxes resulting from Purchaser's pursuance of such proposed settlement; provided, however, that if such resolution could have the effect of increasing the tax liabilities of, or attributable to, the Company in a Post-Closing Period and Sellers have not agreed to indemnify Purchaser fully for such increase, Sellers shall afford Purchaser the opportunity to control jointly the conduct and resolution of





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         the portion of such tax proceeding that could have the effect of increasing the tax liabilities of, or attributable to, the Company in a Post-Closing Period.

         9.      Indemnification of Purchaser.

                 (a) The second paragraph of Section 14 with respect to the Sellers' indemnification of Purchaser is hereby amended as follows:

                          Sellers' indemnity of Purchaser hereunder shall be
                 treated as an adjustment to the Purchase Price and payable first by a reduction in the principal amount of the Term Note, to the extent that the balance of the Term Note exceeds any such adjustment amounts, and then by a reduction from the Indemnity Note, to the extent that the balance of the Indemnity Note exceeds any such adjustment amounts; provided, that if both the Term Note and the Indemnity Note are insufficient or unavailable to satisfy Sellers' obligations to Purchaser pursuant to this indemnity, Purchaser shall be entitled to enforce such indemnity rights in an action at law and the existence of the Term Note and the Indemnity Note shall in no way limit, impair or preclude Purchaser's right to enforce Sellers' obligations under this indemnity in any such action.

         10.     Rules Regarding Indemnification.

                 (a) Section 16(b)(vii) with respect to the rules regarding indemnification is hereby amended as follows:

                 (vii) Except as otherwise provided herein, all adjustments to the Purchase Price under Paragraph 14 shall be satisfied first by reducing the balance of the Term Note and then by reducing the balance of the Indemnity Note. If and when the Term Note and the Indemnity Note shall have been reduced to zero, the Purchaser may, in its sole discretion, next claim against the amounts remaining unpaid under the Consulting Agreement and, thereafter, the Sellers shall reimburse the Purchaser for any remaining Purchase Price adjustment up to the full amount of the Purchase Price; provided, however, that the limitations in this Paragraph 16(b)(vii) shall in no way be construed to limit any remedy the Purchaser may have against the Sellers or any other person for fraud, willful misconduct or any other intentional misrepresentation.





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                 IN WITNESS WHEREOF, on the date first above written, the
parties have duly executed this Amendment.

                                PURCHASER:

                                H.C. INVESTMENTS, INC.


                                By:
                                   -------------------------------------------
                                William J. Mercurio, President


                                ABLE:

                                ABLE TELCOM HOLDING CORPORATION


                                By:
                                   -------------------------------------------
                                William J. Mercurio, President


                                SELLERS:



                                ----------------------------------------------
                                H.C. Connell



                                ----------------------------------------------
                                Lois A. Connell






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